041797

     LICENSE AGREEMENT ("Agreement") with an Effective Date of January 1, 1996 between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("IBM"), and QUANTUM CORPORATION, a Delaware corporation ("QUANTUM").

     Each of the parties (as "Grantee") desires to acquire a nonexclusive license under patents of the other party (as "Grantor"). In consideration of the premises and mutual covenants herein contained, IBM and QUANTUM agree as follows:

Section 1.      Definitions

1.1 "Information Handling System" shall mean any instrumentality or aggregate of instrumentalities primarily designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle or utilize any form of information, intelligence or data for business, scientific, control or other purposes.

1.2  "IHS  Product"   shall  mean  an   Information   Handling   System  or  any
instrumentality or aggregate of instrumentalities (including, without limitation, any component, subassembly, computer program or supply) designed for incorporation in an Information Handling System. Any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication (including testing) of an IHS Product licensed herein shall not be considered to be an IHS Product.

1.3 "Subsidiary" of a party hereto or of a third party shall mean a corporation, company or other entity:

(a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

(b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or

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    indirectly,  by a party  hereto or such third party,  but such  corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.4 "IBM Licensed Patents" and "QUANTUM Licensed Patents" shall mean all patents, including utility models and typeface design patents and registrations (but not including any other design patents or registrations) of
Grantor:

(a)  [CONFIDENTIAL TREATMENT REQUESTED];

(b) which, but for this Agreement, would be infringed by Grantee's making, using, importing, offering for sale, or leasing, selling or otherwise transferring a Grantee's Licensed Product in the country in which such patent exists; and

(c) under which patents or the applications therefor Grantor or any of its Subsidiaries now has, or hereafter obtains, the right to grant licenses to Grantee of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by Grantor or its Subsidiaries to third parties (except for payments between Grantor and its Subsidiaries, and payments to third parties for inventions made by said third parties while employed by Grantor or any of its Subsidiaries).

Licensed Patents shall include said patent applications, continuations in part of said patent applications, and any patents reissuing on any of the aforesaid patents.

1.5 "Licensed Patents" shall mean either IBM Licensed Patents or QUANTUM Licensed Patents as the context indicates.

1.6  "IBM Licensed Products" shall mean IHS Products.

1.7 "Magnetic Disk" shall mean a platter-like rigid element having a magnetic material coated or plated on or otherwise deposited on, or incorporated in, one or both planar surfaces of said element and primarily designed for magnetically or magneto-optically storing digital information recorded thereon or reproduced therefrom while said element is rotating.

1.8  "Program" shall mean a plurality of instructions  capable of being executed
by  another  IHS   Product,   whether  or  not  such   instructions   are  in  a
machine-readable form and whether or not


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such  plurality  of  instructions   require   processing  such  as  assembly  or
compilation prior to being so executed.

1.9 "Rotating Magnetic Memory Product" (hereinafter "RMM Products") shall mean an IHS Product primarily designed to record and/or read, magnetically or magneto-optically, digital information on or from a rotating Magnetic Disk, which may be either fixed or removable, and any instrumentality or aggregate of instrumentalities (including any Magnetic Disk) primarily designed for incorporation therein.

1.10 "Tape Transport" shall mean an IHS Product primarily designed to effect relative movement between a magnetic tape and one or more magnetic transducers, each transducer operative to read and/or write information from or on such tape, whether or not such instrumentality or aggregate of instrumentalities is mechanically or electrically connected to other apparatus but shall not mean or include such other apparatus. The term "Tape Transport" shall also include any instrumentality, including a multi-cartridge tape loader and tape media cartridge, or aggregate of instrumentalities primarily designed for incorporation in such an IHS Product.

1.11 "Data Storage Transducer" shall mean a magnetic transducing unit operative to read and/or write information from or on a Magnetic Disk or magnetic tape while operating in close physical proximity thereto.

1.12 "Semiconductor Material" shall mean any material whose conductivity is intermediate to that of metals and insulators at room temperature and whose conductivity, over some temperature range, increases with increases in temperature. Such materials shall include, but not be limited to, refined products, reaction products, reduced products, mixtures and compounds.

1.13 "Solid State Disk" shall mean any instrumentality or aggregate of instrumentalities, which is coupled to a CPU or auxiliary apparatus via a
Controller Apparatus and peripheral bus and is designed for storage and reproduction of digital information by selectively setting or presetting detectable states in Semiconductor Material forming at least a portion of such instrumentality or aggregate of instrumentalities. A Solid State Disk may include powering means and auxiliary and/or support circuits (such as regeneration means, true-complement

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generation  means,   address  means,  address  decoding  means,  sensing  means, selection means input/output means) to control the flow of such information into or out of such Solid State Disk.

1.14 "RAID Product" shall mean an IHS Product, having a plurality of RMM Products acting in concert as an array, primarily designed to record and/or read digital information to or from the RMM Products in the array, and for reconstituting any digital information which as stored on a failed RMM Product in the array from digital information stored on the remaining RMM Products in the array.

1.15 "Controller Apparatus" shall mean an IHS Product which is substantially physically resident within an RMM Product, Solid State Disk or a Tape Transport and is primarily designed to serve as an interface between a central processor or auxiliary apparatus (which term shall include, without limitation, an input/output channel for a central processor) and such RMM Product, Solid State Disk or Tape Transport, whether or not such apparatus is physically separate from such central processor or auxiliary apparatus or such RMM Product, Solid State Disk or Tape Transport, for interpreting and executing commands, translating data formats, checking and maintaining integrity of information, furnishing status information, or indexing, searching, selecting, switching, locating, comparing or controlling information in, on or with respect to, such RMM Product, Solid State Disk or Tape Transport. Such apparatus shall be deemed to be a Controller Apparatus notwithstanding that it is also capable of performing the aforesaid functions while not connected to said central processor or auxiliary apparatus.

1.16 "Controller Program" shall mean a plurality of instructions capable of being compiled, executed or interpreted by a Controller Apparatus whether or not such instructions are in a machine-readable form.

1.17 "Program Medium" shall mean any medium primarily designed for and containing a Controller Program.

1.18 "Net List" shall mean a detailed specification of circuit functions implementing logic or circuit equations to carry out defined operational tasks within a custom or "Application-Specific-Integrated-Circuit" (ASIC) utilizing a vendor-supplied library of functional circuit elements such as AND gates, OR

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gates, multipliers,  flip-flops,  etc. to lay out mask sets and manufacture ASIC
Semiconductor Chips.

1.19   "Semiconductor   Chip"  shall  mean  an  integral   unit   containing  an
interconnected array of active and/or passive elements, integrated on or in a single substrate comprising Semiconductor Material where such unit is primarily designed to be used in relation to a QUANTUM Licensed Product.

1.20 "QUANTUM Licensed Products" shall mean RMM Products, Tape Transports, Solid State Disks, Controller Apparatus, Controller Programs, Semiconductor Chips designed by QUANTUM or generated from Net Lists authored by QUANTUM, Data Storage Transducers, Program Mediums, and any combinations of any, some or all of the foregoing. The term Quantum Licensed Products shall not include RAID Products.

1.21 "Licensed Products" shall mean either IBM Licensed Products or QUANTUM Licensed Products as the context indicates.

Section 2. Grants of Rights

2.1 Subject to the provisions of Sections 2.3, 2.4 and 4, IBM on behalf of itself and its Subsidiaries grants to QUANTUM a worldwide, nonexclusive license under the IBM Licensed Patents:

(a) to use, import, and lease, sell and otherwise transfer QUANTUM Licensed Products;

(b) to make QUANTUM Licensed Products other than RMM Products and Semiconductor Chips, to use any apparatus in the manufacture of such products, and to practice any method or process in such manufacture;

(c) to have QUANTUM Licensed Products made by another manufacturer for the use and/or lease, sale or other transfer by QUANTUM only when the designs and specifications for such QUANTUM Licensed Products were created by QUANTUM (either solely or jointly with one or more third parties); provided, however the license under this Section 2(c):

     (i) with respect to Semiconductor Chips shall only be under non-manufacturing method and/or non-manufacturing process claims of IBM Licensed Patents, the infringement of which would be necessitated by compliance with such designs and specifications; and

     (ii) with respect to QUANTUM Licensed Products other than Semiconductor Chips shall only be under claims of IBM Licensed Patents, the infringement of which would be

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            necessitated by compliance with such designs and specifications; and

     (iii) shall not apply to any QUANTUM Licensed Products in the form manufactured or marketed by said other manufacturer prior to QUANTUM's furnishing of said designs and specifications; and

(d) to make RMM Products, to use any apparatus in the manufacture of such products, and to practice any method or process in such manufacture, but this license shall only be effective in the event that QUANTUM's RMM Product foundry is unable to supply such products to QUANTUM, and in such event, [CONFIDENTIAL TREATMENT REQUESTED].

          Unless QUANTUM informs IBM to the contrary, QUANTUM shall be deemed to have authorized said other manufacturer to make said QUANTUM Licensed Products under the license granted to QUANTUM in this Section 2.1(c) when the condition specified herein is fulfilled. Within thirty (30) days of a written request identifying a product and a manufacturer, QUANTUM shall inform IBM of the quantity of such product, if any, manufactured by such manufacturer.

In the event that neither IBM nor any of its Subsidiaries has the right to grant a license under any particular IBM Licensed Patent of the scope set forth above in this Section 2.1, then the license granted herein under said IBM Licensed Patent shall be of the broadest scope which IBM or any of its Subsidiaries has the right to grant within the scope set forth above.

Upon receipt by IBM of all payments specified in Section 4, the license granted to QUANTUM shall be fully paid-up.

2.2 Subject to the provisions of Section 2.4, QUANTUM on behalf of itself and its Subsidiaries grants to IBM a worldwide, fully paid-up, nonexclusive license under the QUANTUM Licensed Patents:

     (a) to make, use, import, and lease, sell or otherwise transfer IBM Licensed Products;

     (b) in the manufacturing of IBM Licensed Products, to use any apparatus and practice any method or process; and

     (c) to have IBM Licensed Products made by another manufacturer for the use and/or lease, sale or other transfer by IBM only when the designs and specifications for such IBM Licensed Products were created by IBM (either solely or jointly with

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          one or more third parties);  provided,  however the license under this
          Section 2.2(c):

         (i) shall only be under claims of QUANTUM Licensed Patents, the infringement of which would be necessitated by compliance with such designs and specifications; and

         (ii) shall not apply to any IBM Licensed Products in the form manufactured or marketed by said other manufacturer prior to IBM's furnishing of said designs and specifications.

               Unless IBM informs QUANTUM to the contrary, IBM shall be deemed to have authorized said other manufacturer to make said IBM Licensed Products under the license granted to IBM in this Section 2.2(c) when the condition specified herein is fulfilled. Within thirty (30) days of a written request identifying a product and a manufacturer, IBM shall inform QUANTUM of the quantity of such product, if any, manufactured by such manufacturer.

In the event that neither QUANTUM nor any of its Subsidiaries has the right to grant a license under any particular QUANTUM Licensed Patent of the scope set forth above in this Section 2.2, then the license granted herein under said QUANTUM Licensed Patent shall be of the broadest scope which QUANTUM or any of its Subsidiaries has the right to grant within the scope set forth above.

2.3 Notwithstanding the rights granted to QUANTUM by IBM in this Section 2, no license or immunity is granted hereunder by IBM with respect to Semiconductor Chips made, used, sold, leased, or otherwise transferred by QUANTUM separately from any other QUANTUM Licensed Products [CONFIDENTIAL TREATMENT REQUESTED]

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[CONFIDENTIAL TREATMENT REQUESTED]

2.4 No license or immunity is granted by either party hereto either directly or by implication, estoppel or otherwise to any third parties acquiring items from either party for the combination of such acquired items with other items (including items acquired from either party hereto) or for the use of such combination even if such acquired items have no substantial use other than as part of such a combination.

2.5 Subject to Section 2.6, the licenses granted herein shall include the right of each party to grant sublicenses to its Subsidiaries, which sublicenses may include the right of sublicensed Subsidiaries to sublicense other Subsidiaries of said party. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense.

2.6  A sublicense  granted to a Subsidiary  shall terminate on the earlier of:

(a)   the date such Subsidiary ceases to be a Subsidiary; and

(b) the date of termination or expiration of the license of the party that granted the sublicense.

If a Subsidiary ceases to be a Subsidiary and holds any patents under which a party hereto is licensed, such license shall continue for the term defined herein.

2.7 If, after the Effective Date, a party or any of its Subsidiaries ("Acquiring Party") acquires assets, either by acquiring an entity which owns the assets or by acquiring the assets from such an entity, and said entity is, as of the date of acquisition, licensed by the other party ("Licensor") under one or more Licensed Patents through an existing agreement pursuant to which royalties or other payments are made by said entity to said Licensor, then the license and other rights granted herein to the Acquiring Party with respect to said Licensed Patents shall apply to products manufactured through the use of said assets; provided, however, such royalties or other payments shall continue to be made by the Acquiring Party to the Licensor with respect to products manufactured through the use of said assets notwithstanding that the Acquiring Party may have been licensed for the same Licensed Products before the acquisition.

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2.8 If one party transfers a product line,  either as part of or separate from a disposition of a Subsidiary to any third party, and if such transfer includes [CONFIDENTIAL TREATMENT REQUESTED], then after written request to the other party hereto jointly by the transferring party and such third party within sixty
(60) days following the transfer, the other party hereto agrees to grant to such third party a royalty-free license (under the same terms as the license granted to said one party herein) under the other party's Licensed Patents for the field (as defined between the transferring party and such third party) of such product line provided that:

(a) such field shall be within the field then licensed to the transferring party;

(b) such field shall not be defined more broadly than appropriate to cover the particular product line being transferred and shall be in form and substance acceptable to such other party;

(c) the license granted shall be subject to a revenue cap which (i) for the twelve (12) month period following the transfer shall be set at the revenue attributable to the sale of products in the product line in the last full calendar year prior to the date of transfer plus the greater of ten percent (10%) and the average growth rate during the two calendar years preceding the transfer; and (ii) for subsequent twelve (12) months period shall also be subject to an annual compounded growth rate calculated according to the same formula;

(d) the transferring party shall relinquish its rights under this Agreement for such field for five (5) years following such transfer;

(e) such third party shall grant to such other party a royalty-free license (under the same terms as the license granted to such other party herein) under all Third Party Patents for all products licensed herein to such other party on the Effective Date of this Agreement. "Third Party Patents" shall mean all patents throughout the world under which, at any time commencing with the date of the product line transfer, the third party or any of its Subsidiaries has the right to grant such licenses; and

(f) this Section 2.8, Section 3, and Section 4 shall be omitted from the license granted to such third party.

The  relinquishing  of its rights by such  transferring  party  pursuant to this
Section 2.8 shall be automatically effected as an amendment hereto as of the effective date of such transfer,

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which amendment shall  automatically  terminate five (5) years after the date of transfer, but licenses to such transferring party to use, lease, sell or otherwise transfer apparatus that was manufactured by or for it prior to the time of such relinquishing shall continue with respect to such apparatus.

Section 3.    Releases

3.1 Each party (as "Releasor") on behalf of itself and its Subsidiaries which are Subsidiaries as of the Effective Date, irrevocably releases the other party, its Subsidiaries which are Subsidiaries as of the Effective Date and its and their respective customers from any and all claims of infringement of Releasor's Licensed Patents which claims are based on acts prior to the Effective Date, which, had they been performed after the Effective Date would have been licensed under this Agreement.

The release contained herein shall not apply to any person other than the persons named in this Section 3 and shall not apply to the manufacture of any items by any person other than the other party or its Subsidiaries. The release granted by QUANTUM to IBM is effective as of the Effective Date. The release granted by IBM to QUANTUM shall become effective upon receipt of payment specified in Section 4.1.

Section 4.   Payment

4.1 [CONFIDENTIAL TREATMENT REQUESTED]:

(a)   [CONFIDENTIAL TREATMENT REQUESTED]; and

(b)   [CONFIDENTIAL TREATMENT REQUESTED].

4.2 QUANTUM shall be liable for interest on any overdue payment required to be made pursuant to Section 4, commencing on the date such payment becomes due, at an annual rate which is the greater of ten percent (10%) or one percentage point higher than the prime interest rate as quoted by the head office of Citibank N.A., New York, at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefore is being

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asserted, the interest rate shall be reduced to such maximum legal rate.

4.3 If an installment payment set forth in Section 4.1 is not made by its due date, and if such payment, plus interest pursuant to Section 4.2, is not made prior to sixty (60) days after notice from IBM of QUANTUM's delinquency, then, at IBM's sole option, either:

(a) all of the above installment payments which were due after such notice shall automatically become due and payable in full on the sixtieth day after such notice without presentment, demand or additional notice of any kind (all of which are hereby expressly waived); or

(b)   all   licenses  and  other  rights   granted   herein  to  QUANTUM   shall
      automatically terminate on the sixtieth day after such notice.

QUANTUM shall remain obligated to pay all installments which had become due prior to such notice (plus interest thereon as provided in Section 4.2) and QUANTUM shall not be obligated to make any other payments. IBM's election of the option set forth in Section 4.3 (a) or 4.3 (b) shall be stated in such notice. Such notice shall be given as stated in Section 6 herein.

Section 5.  Term of Agreement; Acquisition of a Party

5.1 The term of the licenses granted under this Agreement shall be from the Effective Date until * [CONFIDENTIAL TREATMENT REQUESTED], unless earlier terminated under the provisions of this Agreement.

5.2 IBM shall have the right to terminate the license and any other rights granted to QUANTUM granted under this Agreement if QUANTUM fails at any time to make any payment required herein, and if QUANTUM does not cure such failure (including the payment of any interest) within sixty (60) days after written notice from IBM to QUANTUM specifying the nature of such failure.

5.3 If one party (the "Acquired Party") is acquired by a third party, becoming a Subsidiary of such third party:

(a) the Acquired Party shall promptly give notice of such acquisition to the other party;

(b) the date in Section 1.4 (a) shall automatically change to the date of such acquisition;

(c) the license granted to the Acquired Party shall automatically be subject to an annual revenue cap which shall be set at the revenue attributable to the sale of the

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      Acquired Party's Licensed Products in the last full calendar year prior to the date of such acquisition plus an annual, compounded growth factor calculated at the average growth rate during the last two calendar years prior to the date of acquisition;

(d) all payments specified in Section 4 (if any) which would have been paid after the date of such acquisition shall become immediately due and payable; and

(e)   the rights of the non-Acquired party shall not be affected.

5.4 If one party (the "Acquired Party") is acquired by a third party such that it is no longer a separate legal entity, then the Acquired Party shall require as a condition precedent to the acquisition that the entity that survives after, or results from, such acquisition shall be obligated to make the payments, if any, due pursuant to Section 4.

5.5 Providing that the parties are actively engaged in good faith negotiations toward a renewal of this Agreement, each party agrees not to bring suit against the other for patent infringement for a period of six months after *
[CONFIDENTIAL TREATMENT REQUESTED], to allow time to conclude a mutually acceptable renewal.

Section 6.    Means of Payment and Communication

6.1 Payment shall be made by electronic funds transfer. Payments shall be deemed to be made on the date credited to the following account:

       IBM, Director of Licensing
       The Bank of New York
       48 Wall Street
       New York, New York 10286
       United States of America
       [CONFIDENTIAL TREATMENT REQUESTED]

6.2 Notices and other communications shall be sent by facsimile or by registered or certified mail to the following addresses and shall be effective upon mailing:

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      For IBM:                                   For QUANTUM:
      Director of Licensing                      Office of Corporate
      IBM Corporation                            General Counsel
      500 Columbus Avenue                        Quantum Corporation
      Thornwood, New York 10594                  500 McCarthy Boulevard
                                                 Milpitas, CA 95035
      Facsimile: (914) 742-6737                  Facsimile: (408) 324-7005

Section 7.   Miscellaneous

7.1 Neither party shall assign or grant any right under any of its Licensed Patents unless such assignment or grant is made subject to the terms of this Agreement.

7.2 Neither party shall assign any of its rights or delegate any of its obligations under this Agreement. Any attempt to do so shall be void. However, a party which undergoes reorganization may assign such rights and delegate such obligation to its legal successor, provided that after the reorganization, the successor and its Subsidiaries will have essentially the same assets as such party and its Subsidiaries had prior to the reorganization.

7.3 Neither party shall use or refer to this Agreement or any of its provisions in any promotional activity. Brief reference to this Agreement in financial statements and reports of either party, including by example, filings with the U.S. Securities and Exchange Commission, shall not be deemed to be promotional activity within the scope of this Section 7.3.

7.4 Each party represents and warrants that it has the full right and power to grant the license and release set forth in Sections 2 and 3. Each party (as a Grantor) further represents and warrants that prior to the execution of this Agreement, it has informed the other party of any patent originating from inventions made by employees of Grantor or its Subsidiaries, which patent is now owned by Grantor or its Subsidiaries and which patent, owing to prior arrangements with third parties, does not qualify as a Licensed Patent of Grantor under which licenses are granted in Section 2. Neither party makes any other representation or warranties, express or implied, nor shall either party have any liability in respect of any infringement of patents or other rights of third parties due to the other party's operation under the license herein granted.

7.5 Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise,

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


under any non-patent intellectual property right, or any patents, other than the Licensed Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information (including copies of Licensed Patents).

7.6 Neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. Neither party shall have any right to institute any action or suit against third parties for infringement of any of the other party's Licensed Patents. Neither party, nor any of its Subsidiaries, is required to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.

7.7 Each party shall, upon a request from the other party sufficiently identifying any patent or patent application, inform the other party as to the extent to which said patent or patent application is subject to the licenses and other rights granted hereunder. If such licenses or other rights under said patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the party making such request, unless such disclosure is prevented by such contract, and in such event, a statement of the nature of such restriction shall be provided.

7.8 If a third party has the right to grant licenses under a patent to a party hereto (as a "Licensee") with the consent of the other party hereto, said other party shall provide said third party with any consent required to enable said third party to license said Licensee on whatever terms such third party may deem appropriate. Each party hereby waives any right it may have to receive royalties or other consideration from said third party as a result of said third party's so licensing said Licensee within the scope of the licenses granted under
Section 2 of this Agreement.

7.9 This Agreement shall not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

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


7.10 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

7.11 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, USA, as such law applies to contracts signed and fully performed in New York.

7.12 The headings of sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

7.13 This Agreement supersedes the Patent License Agreement dated as of March 10, 1986 between IBM and QUANTUM, except for patent licenses granted under the March 10, 1986 agreement which are more extensive in scope or in duration than the licenses granted under this Agreement, and those patent licenses shall remain in force and effect under the terms and conditions of the March 10, 1986 agreement.

This Agreement embodies the entire understanding of the parties with respect to the Licensed Patents, and replaces any prior oral or written communications between them.

Agreed to:                                    Agreed to:
QUANTUM CORPORATION                           INTERNATIONAL BUSINESS
                                              MACHINES CORPORATION

By:  /s/ Gerard Schenkkan                     By:  /s/ M.C. Phelps, Jr.
     --------------------------                    -----------------------------
         T. Schenkkan                                  M.C. Phelps, Jr.
         Vice President                                Vice President
         Corporate Development

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